UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address:  2715 Indian Farm Lane NW
Albuquerque, NM 87107
 (Address of principal executive offices and Zip Code)

505-359-5002
 Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On March 28, 2011 the Registrant entered into an Equity Line Financing Agreement (“Agreement”) with Da He LLC, a Florida limited liability company (“Investor”), whereby the Investor has the right to buy up to 20,000,000 shares of Registrant’s common stock, in one or more investment tranches, at a price of $0.05 per share for a maximum investment of $1,000,000. The Agreement terminates in one year, upon maximum investment, or upon earlier termination as stated in the Agreement. Under the Agreement, the Investor shall not purchase Registrant’s common stock to the extent such purchase would result in the Investor owning over 4.99% of the Registrant’s total outstanding common stock.

As of the date of this Current Report on Form 8-K, no investment had been made pursuant to the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10 hereto.

Item 9.01. Financial Statements and Exhibits

(c)   Exhibit

      10Equity Line Financing Agreement dated March 28, 2011 between Registrant and Da He LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2011.
CYBERMESH INTERNATIONAL CORP /s/ John Samuel Porter ____________________________________ John Samuel Porter President